Exhibit 107.1

Calculation of Filing Fee Table

FORM S-8

(Form Type)

RADNET, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1) (2)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share, issuable under the RadNet, Inc. Equity Incentive Plan	457(c) 457(h)	3,600,000 shares	$32.74	(3)	$117,864,000	$110.20 per $1,000,000	$12,988.61

Total Offering Amounts								$12,988.61
Total Fee Offsets (4)								$0.00
Net Fee Due								$12,988.61

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall cover any additional shares of registrant’s common stock that may from time to time be offered or issued under the anti-dilution adjustment provisions of the RadNet, Inc. Equity Incentive Plan, as amended and restated (the “Plan”), resulting from stock splits, stock dividends or similar transactions.

(2) Represents 3,600,000 shares of the registrant’s common stock that became available for issuance on June 7, 2023 under the Plan, which shares are in addition to the 16,500,000 shares of common stock previously registered on the registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on (i) June 11, 2007, as amended on September 5, 2008, (ii) August 27, 2008, as amended on September 5, 2008, (iii) June 19, 2009, (iv) August 15, 2011, (v) August 12, 2015, (vi) August 9, 2017 and (vii) July 2, 2021.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Stock Market on August 3, 2023 which is a date within five business days prior to filing.

(4) The registrant does not have any fee offsets.